Exhibit 99.1

Repligen Corporation 41 Seyon Street Building #1, Suite 100 Waltham, Massachusetts 02453 Telephone: 781-250-0111
Telefax: 781-250-0115
FOR IMMEDIATE RELEASE

CONTACT:

Laura L. Whitehouse

VP, Market Development

(781) 419-1812

Repligen Completes Acquisition of Novozymes Biopharma Sweden AB

WALTHAM, MA – December 20, 2011 – Repligen Corporation (NASDAQ: RGEN) announced today that it has completed the acquisition of the business of Novozymes Biopharma Sweden AB, the Swedish unit of Novozymes Biopharma, a company focused on the manufacture and supply of growth factors used in mammalian cell culture and Protein A affinity ligands used in the production of monoclonal antibodies. This transformative acquisition, which was first announced on October 27, 2011, elevates Repligen to a world-leading supplier of products for manufacturing biologic drugs and provides the path to sustainable growth and profitability. The combined company is expected to generate total revenue of approximately $50 million in calendar year 2012.

“We are very pleased to have achieved our goal of creating a path to sustainable profitability for the Company through the acquisition of the business of Novozymes Biopharma Sweden AB,” stated Walter C. Herlihy, President and Chief Executive Officer of Repligen Corporation. “We look forward to quickly integrating our Swedish colleagues, leveraging the synergies within the combined organization and to continuing to supply premium products for the manufacture of biologic drugs.”

The Novozymes Biopharma Sweden AB acquisition diversifies and expands Repligen’s product offering and customer base while doubling the company’s manufacturing capacity. The business is located in Lund, Sweden and operates a 45,000 sq. ft., c-GMP capable production facility which was recently renovated with an investment of ~$25 million. The products acquired in this transaction are anticipated to generate $16-$17 million in revenue in 2011, and are sold primarily under long-term supply agreements with major life sciences companies including EMD Millipore, Sigma-Aldrich Corporation and GE Healthcare.

This was an all cash transaction in which Repligen made an upfront payment of 17 million euros or $22.7 million. The transaction includes future contingent milestone payments of 4 million euros (~$5.2 million) payable in 2012-2015 based on the complete transfer of specific manufacturing technology and the achievement of specified revenue targets in 2012-2014 for the products used in cell culture. The combined bioprocessing business is expected to generate $35-38 million in product revenue in calendar year 2012 and will have low selling, general and administrative expenses since the majority of the revenue derives from long-term supply agreements. In addition, we expect that the profit generated over the next several years will benefit from our $57 million in net operating loss Federal tax credits. At the end of our current fiscal year, ending December 31, 2011, we expect to have $35-$37 million in cash and no debt.

For many years, Repligen has been a leader in the supply of four forms of recombinant Protein A, a key ingredient used in the production of most monoclonal antibodies. Through this transaction, Repligen

- more -

Repligen Completes Acquisition of Novozymes Biopharma Sweden AB, December 20, 2011

has acquired “native” Protein A which is used in the production of several of the early blockbuster monoclonal antibody drugs. There are more than 50 approved monoclonal antibody products and 200 candidates currently in clinical development, most of which are manufactured using Protein A. Repligen now sells more than twenty products to the biopharmaceutical industry under both long-term supply agreements with four leading life sciences companies as well as directly to a variety of end-users. As part of the acquisition, GE Healthcare and Repligen have extended the term of their existing supply agreement for recombinant Protein A from 2014 to 2021. In addition, Repligen has expanded into the cell culture ingredients market which increases our product breadth and opens a market opportunity in the production of fermentation ingredients as well as a future market opportunity as stem cell and cell-based therapies emerge. The combined company is well positioned to fully benefit from the long-term growth of the monoclonal antibody market.

About Biologic Drugs and the Biologics Market

Biologics include a wide range of protein based drugs such as recombinant therapeutic proteins, monoclonal antibodies and vaccines. In 2010, five of the top ten selling drugs were biologics and it is estimated that by 2014 eight of the top ten selling drugs will be biologics. The global biologics market in 2010 was approximately $150 billion of which $48 billion in revenue was derived from monoclonal antibody products. Growth of the biologics market is expected to continue, as 40% of the new drugs in development are biologics, the highest proportion in history. By 2015, the global biologics market is expected to reach approximately $240 billion, an annual growth rate of ~10%, with monoclonal antibody drugs growing at ~12% to approximately $86 billion.

About Repligen Corporation

Repligen Corporation is a leading supplier of critical biologic products and ingredients used to manufacture biologic drugs. Repligen also applies its expertise in biologic product development to Secreflo™, a hormone which is being developed as a novel imaging agent for the diagnosis of a variety of pancreatic diseases. In addition, we have two early stage CNS rare disease programs which are advancing into Phase 1 clinical trials. Repligen’s corporate headquarters are located at 41 Seyon Street, Building #1, Suite 100, Waltham, MA 02453. Additional information may be requested at www.repligen.com.

This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that express or implied statements in this press release which are not strictly historical statements, including, without limitation, statements regarding the performance of the combined Repligen and Novozymes Biopharma Sweden AB business following the closing of the Novozymes Biopharma Sweden AB acquisition, future financial performance and position, plans and objectives for future operations, and plans and objectives for product development, regulatory approval, and product sales constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, without limitation, the termination of customer contracts prior to the end of their term; Repligen’s inability to successfully integrate the bioprocessing business of Novozymes Biopharma DK A/S and Novozymes Biopharma Sweden AB and its employees into Repligen and achieve expected synergies; the Company’s ability to accurately forecast the acquisition, related restructuring costs and allocation of the purchase price, goodwill and other intangibles acquisition related and other asset adjustments; the impact of foreign currency fluctuations on its operating results and profitability; costs associated with restructuring of certain European operations; costs associated with and consequential to the acquisition and integration of Novozymes’ bioprocessing business and benefits realized from the acquisition; risks associated with: the success of current and future collaborative relationships, the market acceptance of our products, our ability to compete with larger, better financed pharmaceutical and biotechnology companies, new approaches to the treatment of our targeted diseases, our uncertainty of product revenues and profits, our ability to generate future revenues, our ability to raise additional capital, the success of our clinical trials, our ability to develop and commercialize products, our ability to obtain required regulatory approvals, our compliance with all Food and Drug Administration and EMEA regulations, our ability to obtain, maintain and protect intellectual property rights for our products, the risk of litigation regarding our intellectual property rights, our limited sales and manufacturing capabilities, our dependence on third-party manufacturers and value added resellers, our ability to hire and retain skilled personnel, our volatile stock price, and other risks detailed in Repligen’s filings with the Securities and Exchange Commission. Repligen assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein except as required by law.

###